As filed with the Securities and Exchange Commission on February 12, 2016

File No.  001-37666

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

PNK Entertainment, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-4668380
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3980 Howard Hughes Parkway

Las Vegas, Nevada 89169

(Address of Principal Executive Offices)

(702) 541-7777

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer ☒	Smaller reporting company	☐
(Do not check if a smaller reporting company)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND

ITEMS OF FORM 10

Our information statement is filed as Exhibit 99.1 and is incorporated by reference to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the information statement.

Item No.	Caption	Location in Information Statement
Item 1.	Business	See “Summary,” “Risk Factors,” “Forward-Looking Statements,” “Business,” “The Separation,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Certain Relationships and Related Party Transactions” and “Where You Can Find More Information”

Item 1a.	Risk Factors	See “Risk Factors” and “Forward-Looking Statements”

Item 2.	Financial Information	See “Summary,” “Capitalization,” “Selected Historical Consolidated Financial Statements,” “Unaudited Pro Forma Condensed Consolidated Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

Item 3.	Properties	See “Business — Operating Facilities”

Item 4.	Security Ownership of Certain Beneficial Owners and Management	See “Security Ownership of Certain Beneficial Owners and Management”

Item 5.	Directors and Executive Officers	See “Management”

Item 6.	Executive Compensation	See “Management” and “Certain Relationships and Related Party Transactions”

Item 7.	Certain Relationships and Related Transactions, and Director Independence	See “Risk Factors,” “Management” and “Certain Relationships and Related Party Transactions”

Item 8.	Legal Proceedings	See “Business — Legal Proceedings”

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	See “Summary,” “The Separation,” “Capitalization,” “Dividend Policy” and “Description of Capital Stock”

Item 10.	Recent Sales of Unregistered Securities	Not Applicable

Item 11.	Description of Registrant’s Securities to be Registered	See “The Separation,” “Dividend Policy” and “Description of Capital Stock”

Item 12.	Indemnification of Directors and Officers	See “Management” and “Description of Capital Stock”

Item 13.	Financial Statements and Supplementary Data	See “Summary,” “Unaudited Pro Forma Condensed Consolidated Financial Statements” and “Index to Financial Statements” and the statements referenced therein

Item No.	Caption	Location in Information Statement

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not Applicable

Item 15.	Financial Statements and Exhibits	See “Unaudited Pro Forma Condensed Consolidated Financial Statements” and “Index to Financial Statements” and the statements referenced therein

(a)	List of Financial Statements and Schedules

The following financial statements are included in the Information Statement and filed as part of this Registration Statement on Form 10:

Unaudited Pro Forma Condensed Consolidated Financial Statements of PNK Entertainment, Inc., and

Consolidated Financial Statements, including Report of Independent Registered Public Accounting Firm

(b)	Exhibits

The following documents are filed as exhibits hereto unless otherwise indicated:

Exhibit No.	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and between PNK Entertainment, Inc. and Pinnacle Entertainment, Inc., and, solely with respect to Article VIII, Gaming and Leisure Properties, Inc.†***

3.1	Form of Amended and Restated Certificate of Incorporation of PNK Entertainment, Inc.*

3.2	Form of Amended and Restated By-laws of PNK Entertainment, Inc.*

10.1	Form of Master Lease by and between PNK Entertainment, Inc. and Pinnacle Entertainment, Inc.†***

10.2	Tax Matters Agreement, dated July 20, 2015, by and among Pinnacle Entertainment, Inc., Gaming and Leisure Properties, Inc. and PNK Entertainment, Inc.***

10.3	Form of Employee Matters Agreement by and between PNK Entertainment, Inc. and Pinnacle Entertainment, Inc.***

10.4	Commitment Letter, dated as of November 17, 2015, among Pinnacle Entertainment, Inc., JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Bank USA, Fifth Third Bank, U.S. Bank National Association, Credit Agricole Corporate and Investment Bank, Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., Wells Fargo Bank, National Association and Wells Fargo Securities, LLC***

10.5	Amended and Restated Bridge Commitment Letter, dated as of November 17, 2015, among Pinnacle Entertainment, Inc., JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Bank USA, Fifth Third Bank, U.S. Bank National Association, Credit Agricole Corporate and Investment Bank, Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities Inc., Wells Fargo Bank, National Association and Wells Fargo Securities, LLC***

12	Computation of Ratio of Earnings to Fixed Charges

Exhibit No.	Exhibit Description

21.1	Subsidiaries of PNK Entertainment, Inc.*

99.1	Preliminary Information Statement of PNK Entertainment, Inc., subject to completion, dated February 12, 2016

99.2	Government Regulations and Gaming Issues*

99.3	Audited consolidated balance sheets of Ameristar Casinos, Inc. as of December 31, 2012 and 2011 and the audited consolidated statements of income, comprehensive income, stockholders’ (deficit) equity, and cash flows for each of the years ended December 31, 2012, 2011, and 2010, and the notes thereto***

99.4	Unaudited condensed consolidated balance sheet of Ameristar Casinos, Inc. as of June 30, 2013 and the unaudited condensed consolidated statements of income, comprehensive income, and cash flows for the three months and six months ended June 30, 2013 and 2012, and the notes thereto***

*	To be filed by amendment.

***	Previously filed

†	The form agreement contains a brief list identifying all schedules and exhibits thereto. Such schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

II-3

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

PNK Entertainment, Inc.

By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	President, Treasurer and Secretary

Dated: February 12, 2016

EXHIBIT INDEX

Exhibit No.	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and between PNK Entertainment, Inc. and Pinnacle Entertainment, Inc., and, solely with respect to Article VIII, Gaming and Leisure Properties, Inc.†***

3.1	Form of Amended and Restated Certificate of Incorporation of PNK Entertainment, Inc.*

3.2	Form of Amended and Restated By-laws of PNK Entertainment, Inc.*

10.1	Form of Master Lease by and between PNK Entertainment, Inc. and Pinnacle Entertainment, Inc.†***

10.2	Tax Matters Agreement, dated July 20, 2015, by and among Pinnacle Entertainment, Inc., Gaming and Leisure Properties, Inc. and PNK Entertainment, Inc.***

10.3	Form of Employee Matters Agreement by and between PNK Entertainment, Inc. and Pinnacle Entertainment, Inc.***

10.4	Commitment Letter, dated as of November 17, 2015, among Pinnacle Entertainment, Inc., JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Bank USA, Fifth Third Bank, U.S. Bank National Association, Credit Agricole Corporate and Investment Bank, Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., Wells Fargo Bank, National Association and Wells Fargo Securities, LLC***

10.5	Amended and Restated Bridge Commitment Letter, dated as of November 17, 2015, among Pinnacle Entertainment, Inc., JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Bank USA, Fifth Third Bank, U.S. Bank National Association, Credit Agricole Corporate and Investment Bank, Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities Inc., Wells Fargo Bank, National Association and Wells Fargo Securities, LLC***

12	Computation of Ratio of Earnings to Fixed Charges

21.1	Subsidiaries of PNK Entertainment, Inc.*

99.1	Preliminary Information Statement of PNK Entertainment, Inc., subject to completion, dated February 12, 2016

99.2	Government Regulations and Gaming Issues*

99.3	Audited consolidated balance sheets of Ameristar Casinos, Inc. as of December 31, 2012 and 2011 and the audited consolidated statements of income, comprehensive income, stockholders’ (deficit) equity, and cash flows for each of the years ended December 31, 2012, 2011, and 2010, and the notes thereto***

99.4	Unaudited condensed consolidated balance sheet of Ameristar Casinos, Inc. as of June 30, 2013 and the unaudited condensed consolidated statements of income, comprehensive income, and cash flows for the three months and six months ended June 30, 2013 and 2012, and the notes thereto***

*	To be filed by amendment.

***	Previously filed

†	The form of agreement contains a brief list identifying all schedules and exhibits thereto. Such schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.